As filed with the Securities and Exchange Commission on July 7, 2006

Registration No. 333-29675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

HRPT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

_______________________

Maryland (State or other jurisdiction of incorporation or organization)	04-6558834 (I.R.S. Employer Identification Number)

400 Centre Street

Newton, Massachusetts 02458

(617) 332-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

John C. Popeo

Treasurer, Chief Financial Officer and Secretary

HRPT Properties Trust

400 Centre Street

Newton, Massachusetts 02458

(617) 332-3990

(Name, address, including zip code, telephone number, including area code, of agent for service)

_____________________

Copy to:

Alexander A. Notopoulos, Jr., Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

_____________________

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto and shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF COMMON SHARES OF BENEFICIAL INTEREST

On June 20, 1997, HRPT Properties Trust (formerly Health and Retirement Properties Trust) (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-29675) (the “Registration Statement”) for the sale of an aggregate of 3,898,840 common shares of beneficial interest, par value $.01 per share, of the Company. This Post-Effective Amendment is being filed by the Company to deregister all 3,898,840 common shares of beneficial interest registered pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed. The contractual obligations between the Company and the selling shareholders named in the Registration Statement requiring that the unsold common shares of beneficial interest included therein be registered and that the Registration Statement remain effective have expired by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on June 27, 2006.

HRPT PROPERTIES TRUST

By: /s/ John C. Popeo
John C. Popeo
Treasurer, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Mannix	President and Chief	June 27, 2006
John A. Mannix	Operating Officer

/s/ John C. Popeo	Treasurer, Chief Financial	June 27, 2006
John C. Popeo	Officer and Secretary
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Patrick F. Donelan	Trustee	June 27, 2006
Patrick F. Donelan

/s/ William A. Lamkin	Trustee	June 27, 2006
William A. Lamkin

/s/ Adam D. Portnoy	Trustee	June 27, 2006
Adam D. Portnoy

/s/ Barry M. Portnoy	Trustee	June 27, 2006
Barry M. Portnoy

/s/ Frederick N. Zeytoonjian	Trustee	June 27, 2006
Frederick N. Zeytoonjian